Exhibit 99.1

99 CENTS ONLY STORES REPORTS FIRST QUARTER FISCAL 2015 RESULTS

First Quarter Fiscal 2015 Highlights:

•                  Net sales increased by 7.3% to $477.9 million

•                  Same-store sales decreased by 0.5%

•                  Net income was $9.6 million versus $0.9 million in prior year

•                  Adjusted EBITDA(1)  increased by 4.6% to $45.7 million

CITY OF COMMERCE, California — June 13, 2014 — 99 Cents Only Stores LLC (the “Company”) announced its financial results for the first quarter of fiscal 2015 ended May 2, 2014. As previously announced, the Company changed its fiscal year from the Saturday closest to the end of March, to the Friday closest to the end of January, in order to be in line with its retail industry peers. As a result of the change in the Company’s fiscal year, the comparable interim prior year financial statements have been recast to conform to the new fiscal calendar.

Financial Results

For the first quarter of fiscal 2015, the Company’s net sales increased $32.7 million, to $477.9 million, compared to $445.2 million in the first quarter of fiscal 2014. Same-store sales decreased 0.5%, calculated on a comparable 13-week period of the prior year.  Net income was $9.6 million in the first quarter of fiscal 2015 compared to net income of $0.9 million for the first quarter of fiscal 2014.  Net income as a percentage of total sales was 2.0% for the first quarter of fiscal 2015, compared to net income of 0.2% for the first quarter of fiscal 2014. Adjusted EBITDA was $45.7 million in the first quarter of fiscal 2015, compared to $43.6 million in the first quarter of fiscal 2014. Adjusted EBITDA margin was 9.6% compared to 9.8% over the same period.

“We have been pleased with the substantial progress made on implementation of our strategic plan during the quarter,” stated Stéphane Gonthier, CEO of the Company.  “Although our comp sales were impacted by the timing of this year’s Easter holiday and lower availability of fresh produce as a result of the drought conditions in California, we continue to be excited about the sales and margin opportunities available in the near- to medium-term through direct sourcing and our initiative to raise shelf heights across the chain.”

(1)         EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are financial measures that are considered “non-GAAP financial measures” under the Securities and Exchange Commission regulations.  The definitions of, an explanation of how and why the Company uses, and a reconciliation to the most directly comparable GAAP measure of, these non-GAAP measures are included in this press release.

Store Openings

During first quarter of fiscal 2015, the Company opened three net new stores.  As of the end of the first quarter of fiscal 2015, the Company operated 346 stores, an increase of 9.5% in store count over last year.

Change in Calculation of Same-Store Sales

In the first quarter of fiscal 2015, we modified our definition of same-store sales. Previously, we defined same-store sales as sales at stores that have been open at least 15 months. In situations where the store was relocated, or closed and later reopened in the same location, the affected store was considered a new store for any comparable sales analysis.  It would only be included in the same-store sales analysis once it had been open, or reopened, for 15 months.  Under the new definition, same-store sales are sales at stores that have been opened at least 14 months, including stores that have been remodeled, expanded or relocated during that period. Since we do not have e-commerce sales, they are not part of our same-store sales calculation. This change in definition of same-store sales is being made in order to be in line with our peers in the retail industry.

Change in Presentation of Financial Statements

In the first quarter of fiscal 2015, the Company changed the presentation of its financial statements to include receiving, distribution, warehouse costs and transportation to and from stores in its cost of sales. Previously, these costs were included in selling, general and administrative expenses.  Depreciation expense related to these costs, which was historically included in selling, general and administrative expense, is now included in cost of sales.  Also, depreciation and amortization expense included in selling, general and administrative expense will no longer be presented separately.  Reclassifications of $24.0 million from selling, general and administrative expense to cost of sales were made for the comparable first quarter of fiscal 2014 to conform to current year presentation.  This change does not change previously reported operating income or net income.

This change in presentation of financial statements was made in order to be in line with the Company’s peers in the retail industry.

CONFERENCE CALL DETAILS

The Company’s conference call to discuss its first quarter of fiscal 2015 ended May 2, 2014 and the other matters described in this release is scheduled for Friday, June 13, 2014 at 8:00 a.m. Pacific time (11:00 a.m. Eastern time).

The live First Quarter Fiscal 2015 Earnings call can be accessed by dialing (888) 895-5479 from the U.S.A., or (847) 619-6250 from international locations, and entering confirmation code 37498086.  Please phone in approximately 9 minutes before the call is scheduled to begin and hold for an operator to assist you.  Please inform the operator that you are calling in for 99 Cents Only Stores’ First Quarter Fiscal 2015 Earnings conference call, and be prepared to provide the operator with your name, company name, and position, if requested.  A telephone replay will be available approximately two hours after the call concludes and will be available through Friday, June 27, 2014, by dialing (888) 843-7419 from the U.S.A., or (630) 652-3042 from international locations, and entering confirmation code 37498086#.

A copy of this earnings release and any other financial and statistical information about the period to be presented in the conference call will be available prior to the call at the section of the Company’s website entitled “Investor Relations” at www.99only.com.

Non-GAAP Financial Measures

The Company defines EBITDA as net income before interest expense (income) and other financial costs, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA for the relevant period as adjusted by the following amounts: non-cash adjustments to reserve balances, stock-based compensation, fees and expenses related to the Merger, legal settlements, non-ordinary course store closures, and other non-cash or one-time items.  Adjusted EBITDA margin is Adjusted EBITDA divided by total sales.  Adjusted EBITDA and Adjusted EBITDA margin as presented herein, are supplemental measures of the Company’s performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America (“GAAP”). The Company’s management uses EBITDA, Adjusted EBITDA and Adjusted EBITDA margin to assess its performance and that of its competitors. In addition, Adjusted EBITDA is used to determine the Company’s compliance and ability to take certain actions under the covenants contained in the Company’s debt instruments. EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not measures of the Company’s financial performance under GAAP and should not be considered in isolation or as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP, as measures of operating performance or operating cash flows or as measures of liquidity.

Merger and Conversion to LLC

On January 13, 2012, 99¢ Only Stores was acquired by affiliates of Ares Management LLC and Canada Pension Plan Investment Board and the Gold-Schiffer family.  The acquisition is referred to as the “Merger.” Effective October 18, 2013, 99¢ Only Stores converted from a California corporation to a California limited liability company, 99 Cents Only Stores LLC.  The term the “Company” refers to 99¢ Only Stores and its consolidated subsidiaries prior to the conversion date and to 99 Cents Only Stores LLC and its consolidated subsidiaries on or after the conversion date.

Founded in 1982, the Company operates 348 extreme value retail stores with 247 in California, 48 in Texas, 35 in Arizona and 18 in Nevada as of June 13, 2014. The Company is an extreme value retailer of consumable and general merchandise and seasonal products.  For more information, visit www.99only.com.

For further information:

Christopher A. Laurence

Interim Chief Financial Officer, Treasurer and Secretary

(323) 881-1293

chris.laurence@99only.com

The following tables reconcile EBITDA and Adjusted EBITDA to net income for the periods indicated:

	For the First Quarter Ended
	May 2, 2014	April 27, 2013
	(In thousands)
	(Unaudited)

Net income	$9,575	$897
Interest expense, net	15,429	14,982
Provision (benefit) for income taxes	6,340	(3,355)
Depreciation and amortization	12,631	15,474
EBITDA	$43,975	$27,998
Accrual adjustments (a)	—	239
Stock-based compensation (b)	663	(54)
Merger expenses (c)	—	1
Workers’ compensation adjustments (d)	—	4,675
Texas lease termination costs (e)	—	51
Purchase accounting effect on leases (f)	464	337
CEO and other executive related expenses (g)	—	(1,668)
Impairment of asset held for sale (h)	—	515
Inventory adjustments (i)	—	10,671
Other (j)	563	876
Adjusted EBITDA	$45,665	$43,641

(a)         Represents non-cash adjustments to reserve balances related to merchandise accruals.

(b)         Represents stock-based compensation expense (credit) incurred in connection with various stock-based compensation plans in which certain Company employees have participated.

(c)          Represents professional fees incurred in connection with the Merger.

(d)         Represents workers’ compensation accrual adjustments.

(e)          Represents expenses related to the non-ordinary course termination of leases for stores previously closed in Texas.

(f)           Represents purchase accounting effect on rent revenue and rent expense.

(g)          Represents expenses (credits) related to severance for former executives, legal fees related to separation agreements and other expenses related to change in management in the prior period.

(h)         Represents charges related to impairment of an asset held for sale.

(i)             Represents charges related to excess and obsolescence reserve and first-in, first-out price adjustment.

(j)            Represents the following non-cash or other charges and income: (a) for all periods, amortization of gain related to sale-leaseback arrangements; (b) for all periods, net gain/loss on the sale of non-core assets; (c)  for all periods, real estate related fees; (d) for fiscal 2015, severance charges, signing bonus and other;  and (e) for fiscal 2014,  restatement fees and inventory project related expenses.

99 CENTS ONLY STORES LLC

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	May 2, 2014	January 31, 2014
	(Unaudited)
ASSETS
Current Assets:
Cash	$34,125	$34,842
Accounts receivable, net of allowance for doubtful accounts of $90 and $107 at May 2, 2014 and January 31, 2014, respectively	1,745	1,793
Income taxes receivable	—	4,498
Deferred income taxes	46,953	46,953
Inventories, net	224,265	206,244
Assets held for sale	1,680	1,680
Other	17,056	18,190
Total current assets	325,824	314,200
Property and equipment, net	490,413	485,046
Deferred financing costs, net	17,758	18,526
Intangible assets, net	464,806	466,311
Goodwill	479,745	479,745
Deposits and other assets	7,181	6,406
Total assets	$1,785,727	$1,770,234

LIABILITIES AND MEMBER’S EQUITY
Current Liabilities:
Accounts payable	$76,773	$71,057
Payroll and payroll-related	22,724	24,461
Sales tax	6,469	5,522
Other accrued expenses	41,351	36,690
Workers’ compensation	72,683	73,918
Current portion of long-term debt	6,138	6,138
Current portion of capital lease obligation	90	88
Total current liabilities	226,228	217,874
Long-term debt, net of current portion	848,033	849,252
Unfavorable lease commitments, net	10,830	11,718
Deferred rent	14,484	13,188
Deferred compensation liability	1,159	1,142
Capital lease obligation, net of current portion	174	197
Long-term deferred income taxes	171,624	171,573
Other liabilities	3,794	6,203
Total liabilities	1,276,326	1,271,147

Commitments and contingencies
Member’s Equity:
Member units — 100 units issued and outstanding at May 2, 2014 and January 31, 2014	547,028	546,365
Investment in Number Holdings, Inc. preferred stock	(19,200)	(19,200)
Accumulated deficit	(17,112)	(26,687)
Other comprehensive loss	(1,315)	(1,391)
Total equity	509,401	499,087
Total liabilities and equity	$1,785,727	$1,770,234

99 CENTS ONLY STORES LLC

CONSOLIDATED STATEMENTS OF INCOME

(In thousands)

(Unaudited)

	For the First Quarter Ended
	May 2, 2014	April 27, 2013

Net Sales:
99¢ Only Stores	$465,269	$432,421
Bargain Wholesale	12,628	12,794
Total sales	477,897	445,215
Cost of sales	320,771	308,465
Gross profit	157,126	136,750
Selling, general and administrative expenses	125,782	124,222
Operating income	31,344	12,528

Other (income) expense:
Interest income	—	(54)
Interest expense	15,429	15,036
Other	—	4
Total other expense, net	15,429	14,986
Income (loss) before provision for income taxes	15,915	(2,458)
Provision (benefit) for income taxes	6,340	(3,355)
Net income	$9,575	$897

99 CENTS ONLY STORES LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the First Quarter Ended
	May 2, 2014	April 27, 2013

Cash flows from operating activities:
Net income	$9,575	$897
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	12,184	15,031
Amortization of deferred financing costs and accretion of OID	1,083	1,097
Amortization of intangible assets	447	443
Amortization of favorable/unfavorable leases, net	175	124
(Gain) loss on disposal of fixed assets	(7)	208
(Gain) loss on interest rate hedge	282	(127)
Long-lived assets impairment	—	515
Deferred income taxes	—	(27,252)
Stock-based compensation	663	(54)

Changes in assets and liabilities associated with operating activities:
Accounts receivable	48	(162)
Inventories	(18,021)	26,882
Deposits and other assets	464	(8,018)
Accounts payable	7,397	3,065
Accrued expenses	3,871	(1,281)
Accrued workers’ compensation	(1,235)	2,387
Income taxes	4,498	18,396
Deferred rent	1,296	528
Other long-term liabilities	(2,535)	4,422

Net cash provided by operating activities	20,185	37,101

Cash flows from investing activities:
Purchases of property and equipment	(19,363)	(16,274)
Proceeds from sale of property and fixed assets	16	6

Net cash used in investing activities	(19,347)	(16,268)

Cash flows from financing activities:
Payment of debt	(1,534)	(1,309)
Payments of capital lease obligation	(21)	(20)

Net cash used in financing activities	(1,555)	(1,329)

Net (decrease) increase in cash	(717)	19,504
Cash - beginning of period	34,842	45,053

Cash - end of period	$34,125	$64,557

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Safe Harbor Statement

The Company has included statements in this release that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended. As a general matter, forward-looking statements are those focused on future or anticipated events or trends, expectations and beliefs including, among other things, (a) trends affecting the financial condition or results of operations of the Company and (b) the business and growth strategies of the Company (including the Company’s store opening growth rate) that are not historical in nature. Such statements are intended to be identified by using words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “plan” and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon the Company’s then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Readers are cautioned not to put undue reliance on such forward-looking statements.  Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this release for the reasons, among others, discussed in the reports and other documents the Company files from time to time with the Securities and Exchange Commission, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections contained in the Company’s Transition Report on Form 10-K for the fiscal year ended January 31, 2014.  The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.